UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2012
Date of Form 8-K Being Amended: June 5, 2012

PYROTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

000-54547
(Commission File No.)

45-3743269
(IRS Employer ID No.)

125-E Wappoo Creek Drive, Suite 202A, Charleston, South Carolina 29412

Address of Principal Executive Offices Zip Code

(800) PYRO-TEC
Registrant's Telephone Number, Including Area Code

1840 Gateway Drive, Suite 200, Foster City, California 94404
Former Address of Principal Executive Offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 5.03 Amendments to Articles of Incorporation

Item 5.06 Change in Company Status

Item 8.01 Other Events

Item 9.01 Financial Statements and Exhibits

I. PRIOR REPORTED AGREEMENTS AND ACTION

On May 3, 2012, PyroTec, Inc. (the "Company" or "PyroTec") accepted the Share Subscription of World Venture Group, Inc. ("WVG") in issuing 23,350,000 shares of the Company's common stock with a par value of $0.0001 for a price of $0.0001 per share. Concomitant with this issuance, Accelerated Venture Partners, LLC ("Accelerated") tendered 3,5000,000 shares of common stock back to the Company resulting in Accelerated holding title to 1,500,000 shares of common stock of the Company. As a result of these two transactions, both of which were disclosed in the Company's May 4, 2012 Form 8-K/A, the total amount of authorized shares of common stock in the Company is 200,000,000 with 24,850,000 issued and outstanding.

On May 15, 2012, the Company filed its Form 10-Q, and thereafter, P. Desmond Brunton submitted his resignation as President, Treasurer and Secretary. Following the resignation of P. Desmond Brunton, WVG, holding a majority of the common stock, executed a Consent In Lieu of Shareholder Meeting (the "Shareholder Consent") pursuant to Article I, Section 1.11 of the Company's Bylaws, appointed additional directors to the Board of Directors and nominated for appointment new officers of the Company, as set forth in Item 5.02, below.

On May 15, 2012, the Board of Directors executed a Written Consent in Lieu of First Meeting of the Board of Directors of PyroTec, Inc. (the "Board Resolutions") pursuant to Article II, Section 2.8 of the Company's Bylaws taking action at the direction of the mandates in the Consent in Lieu of Shareholder Meeting, as set forth in Item 5.02 below.

(A) FOUNDER STOCK PURCHASE AGREEMENTS

On May 15, 2012, the Company executed separate Founder Stock Purchase Agreements with John Burns, Thomas Sykes, Mark Rynearson, Walter Hahne, Glen Mueller and Edward Tiencken (the "Founder Agreements"). In general, each shareholder identified as a "Founder" agreed that he was acquiring and would hold the shares purchased through the Subscription Agreements, below, for investment for his account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (the "Securities Act").

Each Founder agreed that the shares were not registered under the Securities Act by reason of a specific exemption therefrom and that the shares would have to be held indefinitely, unless they were subsequently registered under the Securities Act or the individual Founder obtained an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. Each Founder acknowledged his awareness of the adoption of Rule 144 of the Securities and Exchange Commission under the Securities Act, which permits limited public resale of the securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Founder acknowledged that the conditions for resale set forth in Rule 144 had not been satisfied and that the Company had no plans to satisfy these conditions in the foreseeable future. The Founder had been furnished with, and had access to, such information as he considered necessary or appropriate for deciding whether to invest in the shares, and had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the shares.

Each Founder agreed that his investment in the Company is a speculative investment with limited liquidity and is subject to the risk of complete loss. The Founder is able, without impairing his financial condition to hold the shares for an indefinite period and to suffer a complete loss of his investment in the shares. Each Founder agreed, unless subsequently amended by the Company and the Founder, that the Company retained a right of first refusal on the disposition of the Founder's stock under Section 4 of the Founder Agreement in the event of a bona fide offer from a third-party. Each Founder agreed that the Founders Agreement terminates (a) immediately prior to the consummation of the first firm commitment underwritten public offering to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act, pursuant to which the aggregate price paid for the public to purchase of Stock is at least $10.00 or (b) on the second anniversary of the date of this Agreement, whichever occurs first.

(B) SUBSCRIPTION AGREEMENTS

Concomitant with execution of the Founder Agreements, the Company accepted Subscription Agreements (the "Subscription Agreements") from those individuals who executed the Founder Agreements resulting in the Company issuing the following shares of common stock per shareholder: John Burns (1,170,000), Thomas Sykes (810,000), Mark Rynearson (540,000), Walter Hahne (300,000), Edward Tiencken (90,000) and Glen Mueller (90,000). The purchasers under the Subscription Agreements used their respective working capital in acquiring their respective shares of common stock, and none borrowed funds to acquire their respective shares of common stock. As a result of the Company accepting the aforementioned subscriptions, the total common stock issued and outstanding is 27,850,000.

In general, each Subscriber subscribed for and agreed to purchase the number of shares of common stock of the Company, par value $0.0001 per share, specified in accordance with and subject to the terms, provisions and conditions set forth in the Subscription Agreements. The Subscriber agreed to pay to the Company $0.0001 per share, for a total purchase price equal to the amount of shares conveyed, above, multiplied by $0.0001.

Each Subscriber represented and warranted, among other things, that shares were being acquired in a transaction not involving a public offering and that he understood that the shares had not been and may not be, registered under the Securities Act or registered or qualified under any the securities laws of any state or other jurisdiction, are and would be considered "restricted securities" and could not be resold or otherwise transferred unless they were registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available.

Prior to any proposed transfer of the shares, each Subscriber agreed that, among other things, he would give written notice to the Company of his intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Company, accompanied by (i) investment representations by the transferee similar to those made by Subscriber in the Subscription Agreement and (ii) an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each Subscriber agreed that each certificate for the shares would bear a legend similar to that set forth on the first page of the Subscription Agreement (insofar as applicable) and otherwise referring to reiterating the restrictions on transfer and other terms thereof applicable to the shares upon issuance, and containing such other information and imposing such other restrictions as shall be reasonably required by the Company, including reference to the Founders Agreements, above.

(C) ACCEPTANCE OF APPOINTMENTS

The Company and the directors on the Board of Directors executed Acceptance of Appointment Letters (the "Acceptance of Appointments") effective May 15, 2012. In general, John Burns, acting as President and Chief Executive Officer and acting at the request of the shareholders, extended offers to individuals to serve on the Board of Directors (the "Board") of the Company. The individual's acceptance of the invitation was subsequently confirmed through execution of the Acceptance of Appointments and execution of the Advisory Board Consulting and Compensation Agreements, below.

By executing the Acceptance of Appointments, the individuals agreed to comply with the duties of such an appointment under all applicable common laws, statutory laws, and rules and regulations of the United States Securities and Exchange Commission, and the Bylaws of the Company.

(D) ADVISORY BOARD CONSULTING AND COMPENSATION AGREEMENTS

The Company and the directors on the Board of Directors executed Advisory Board Consulting and Compensation Agreements (the "Advisor Agreements") effective May 15, 2012 setting forth, among other things, acceptance by the individual directors of their respective appointments, terms and conditions of service, and compensation.

In general, the Advisor Agreements set term, compensation and duties of each director of the Board of Directors. Each director agreed to devote to the Company such time as necessary for the effective conduct of his duties. Each director is permitted to engage in outside business and other interests that do not conflict with such duties. Each director is not required to provide services to the Company in excess of ten hours per month. Should a director, with advance approval, work more than 120 hours per calendar year, that director is to be paid an hourly rate agreed to by the Board and the director in a separate written agreement, which shall be merged with the particular Advisor Agreement and considered a fully integrated agreement.

The term for each director expires on May 15, 2015, unless subsequently modified by the Company and the director. The Company shall pay the director a fee of $50,000 per year during the term. The fee shall be payable at the same time, in the same manner, and following the same procedures as apply to directors' fees paid to non-employee directors of the Company. All such payments shall be subject to deduction and withholding (if any) authorized or required by applicable law. Depending on the value provided by the director to the Company, which shall be memorialized in a duly executed Board resolution, the Company may elect to compensate the director shares of common stock of the Company annually during the term pursuant to the Company's 2012 Stock-Based Incentive Plan. The director may choose to receive such awards in the form of Company common stock, deferred Company stock equivalents or options to purchase Company common stock. Awards in the form of stock options shall be at a ratio of four (4) stock option shares to one (1) share of Company common stock that may otherwise be awarded under the Advisor Agreement. Compensation awarded pursuant to this arrangement is to be made at the same time, in the same manner, and following the same procedures as apply to equity awards made to non-employee directors of the Company.

The Company shall reimburse each director all reasonable out-of-pocket expenses related to travel and miscellaneous expenses incurred in carrying out his/her duties under this Agreement. Reimbursement shall only be made against an itemized list of such expenditures signed by the director in such form as required by the Company and consistent with the Company's policy.

In the event of a director's death or total disability (defined as the director's inability to perform his/her duties under the Advisor Agreement for three consecutive fiscal quarters), the Advisor Agreement would terminate on the date of such death or disability; provided that, such termination would not relieve the Company of its obligations to make the payments described above accrued through the date of such termination.

The Company may terminate the Advisor Agreement for "Cause" at any time and without notice. The Company shall have "Cause" to terminate the Advisor Agreement if (a) the director breaches any provision of the Advisor Agreement or (b) the director engages in conduct which is intentionally injurious to the Company as determined by the Board. If the director is terminated by the Company for Cause or if the director voluntarily terminates his/her services prior to the end of the term (other than due to the Advisor's death or disability), Advisor shall be paid only the fee accrued through the date of such termination and the director will forfeit all right to receive any other payments from the Company, unless previously earned but unpaid and any other compensation to which he/she would otherwise be entitled.

If the director is terminated by the Company other than for Cause prior to the end of the term, the director shall be entitled to payment of the total amount of the fee, which would have been paid hereunder for the balance of the Term if his services were not so terminated by the Company (less any amount of the fee already paid).

Each director has agreed to confidentiality provisions, and the Company has agreed to indemnify each director and obtain errors and omissions insurance at the Company's cost that the Board of Directors deems to be reasonable.

II. LICENSING AGREEMENTS AND RELATED PARTY TRANSACTIONS WITH RESOURCE RECYCLING LIMITED, INC.

(A) THE "INTELLECTUAL PROPERTY"

The intellectual property the Company intends on utilizing pursuant to licensing agreements with Resource Recycling (as discussed below) consists of the following patent grants by the Republic of China and Taiwan: (i) Utility Model No. M385402 (Patent Grant of Republic of China) associated with a waste recycling apparatus which expires on February 25, 2020, (ii) Invention 196005 (Taiwan Patent Grant) associated with an apparatus for pyrolysis catalyst additive which expires on January 6, 2020, and (iii) Invention 106467 (Taiwan Patent Grant) associated with an integrated system of a continuous thermal decomposition of scrap tires which expires on April 28, 2018.

In addition to the above-referenced patents, Green Ecology's assignor, E-Sunscience, has a patent currently under review by an Examiner in the office of the Group Art Unit within the United States Patent and Trademark Office associated with a waste recycling apparatus capable of recycling waste automatically without requiring any manual sorting, thus eliminating the need for separate pyrolysis units used separately for plastics, surface tar and oil sands. Furthermore, based upon representations made by Hatch Chen of iPatentPlus International Patent and Trademark Office located at Add: 7F., No. 16, Ln. 208, Nanshan Rd., Zhonghe District in New Taipei City 235, Taiwan (Republic of China), the Company is anticipating two new patent applications to be incorporated into the current category of intellectual property being licensed to PyroTec (as discussed below).

The intellectual property discussed herein, and as may be supplemented through subsequent filings, is collectively referred to as the "Intellectual Property" unless otherwise noted. Furthermore, as discussed below, as a result of a stock exchange agreement, Green Ecology and PyroTec have become strategic partners in the furtherance of PyroTec's business purpose.

(B) RESOURCE RECYCLING LIMITED, INC.

Resource Recycling Limited, Inc. ("Resource Recycling") is a strategic partner of the Company. Resource Recycling and its affiliated entities and shareholders have borne all of the start-up costs and expenses to date in securing or attempting to secure the global licenses to the pyrolysis technology (discussed below). Resource Recycling is a closely-held Delaware corporation with a resident agent located at 113 Barksdale Professional Center in Newark, Delaware 19711, and doing business at 204 Cricken Tree Drive in Simpsonville, South Carolina 29681.

Resource Recycling filed its Articles of Incorporation with the State of Delaware on February 22, 2012 and its Certificate of Amendment of Certificate of Incorporation on March 7, 2012. The State of Delaware has authorized for issuance 100,000,000 shares of stock in Resource Recycling in which Resource Recycling has issued 50,000,000 in common shares and 50,000,000 in preferred shares. There are no preferred shares issued or outstanding.

Resource Recycling issued and has outstanding 50,000,000 common shares as follows: John Burns (18,000,000), Walter Hahne (10,500,000), Thomas Sykes (10,500,000), The JAD Trust (4,000,000), Edward Tiencken (2,500,000), Mark Rynearson (2,500,000), Jeremy Morgan (1,000,000) and Glen Mueller (1,000,000). Jon Dyer is an interested person in the JAD Trust. Each of these individuals is either a "Founder" of the Company, a director on the Board of Directors and/or an officer of the Company. Each of these individuals have incurred expenses and costs in furthering the business interests of PyroTec, as discussed below, through financial commitments made to Resource Recycling.

(C) THE INTELLECTUAL PROPERTY LICENSING AGREEMENTS

1. E-Sunscience to Green Ecology

E-Sunscience assigned all rights, title and interest in the Intellectual Property to Green Ecology, Ltd., a British Virgin Islands corporation with a mailing address of P.O. BOX 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("Green Ecology") on March 1, 2012. Green Ecology subsequently incorporated under the laws of the British Virgin Islands on March 14, 2012. Neither PyroTec nor Resource Recycling has any equity interest in either E-Sunscience or Green Ecology.

2. Green Ecology to Sunrise Technology

On February 22, 2012, Green Ecology exclusively licensed the Intellectual Property to Sunrise Technology, LLC, a Michigan limited liability company with a resident agent located at 132 North Old Woodward in Birmingham, Michigan 48009 ("Sunrise"). The resident agent's address is that of Paesano Akkashian, P.C., which is counsel to Sunrise, Resource Recycling and PyroTec subject to conflict disclosures and waivers. The members/managers of Sunrise are Thomas Sykes and John Burns. The sole business purpose of Sunrise is to retain, maintain and sublicense the license associated exclusively with the Intellectual Property, as opposed to Resource Recycling, whose primary business purpose is to, among other things, research and develop other aspects of pyrolysis technology and collaborating with Sunrise in developing derivatives of the Intellectual Property. Neither PyroTec nor Resource Recycling owes any contractual duties or obligations to Green Ecology. Green Ecology and Sunrise have entered into two exclusive and global licensing agreements related to the Intellectual Property.

(i) Global License and Use Agreement Excluding the United States of America, Canada and Mexico

The term of the exclusive license granted under this licensing agreement expires on February 22, 2017 and renews under the same terms and conditions under the agreement for consecutive one-year periods unless terminated by either party in writing by or before October 22, 2016. Green Ecology represented and warrantied, among other things, that is the exclusive owner of the right, title and interest in and to the Intellectual Property, and that it had the authority to execute this licensing agreement and to license the exclusive rights to the Intellectual Property to Sunrise. Green Ecology further represented and warranted that its rights to the Intellectual Property do not infringe any existing patent, copyright, trademark, service mark, trade name, trade secret, patent, or other intellectual property right of any third person, firm, corporation or other entity in the territory. Green Ecology further represented and warranted that the scope of Sunrise's licensing rights would be free and clear of any and all encumbrances and/or liens of any nature whatsoever, and that it had not executed, nor shall it execute during the Term, an agreement with any third-party licensing the Intellectual Property.

Green Ecology and Sunrise agreed that the licensing fee paid to Green Ecology would be based on net revenue earned by Resource Recycling in PyroTec sublicensing the Intellectual Property to third-parties for a fee, which is identified in this licensing agreement as a "Global Rights Sale." As set forth below, Resource Recycling earns forty-percent (40%) of the gross revenue associated with a Global Rights Sale. In setting the fee associated with the Global Rights Sale, Sunrise was able to represent and warrant to Green Ecology (based on its strategic partnership with Resource Recycling) that Resource Recycling was obligated to pay Sunrise twenty-seven percent (27%) of the gross proceeds earned by Resource Recycling through a Global Rights Sale, which the parties identified in the licensing agreement as the "Resource Recycling Global Fee." In consideration for the exclusive global license in this licensing agreement, Sunrise agreed to pay Green Ecology an amount equal to ninety-two (92%) of the Resource Recycling Global Fee. The parties have commonly referred to this fee arrangement as the "10% Rights Fee," since the fee under this licensing agreement equals 10% of the global rights fee earned by Resource Recycling in its licensing fee agreement with PyroTec.

Sunrise paid any and all direct and indirect costs associated with securing this licensing agreement, and PyroTec is not responsible for any licensing fees under this licensing agreement. This licensing agreement is assignable.

(ii) Exclusive License and Use Agreement for the United States of America, Canada and Mexico

The general terms and conditions, and representations and warranties of each party are similar to those set forth in the Global License and Use Agreement Excluding the United States of America, Canada and Mexico, above.

Sunrise is solely responsible for the fee for this exclusive licensing agreement in the amount of $100,000 per year, unless Sunrise purchases a minimum of five (5) pyrolysis systems and 180 tons per day in a calendar year and if this condition occurs, Green Ecology agrees to release Sunrise of the yearly fee. Sunrise further agreed that the 2012 license fee under this licensing agreement would be credited in the amount of $20,000.00, which reflects the amounts paid by Sunrise (not Resource Recycling or PyroTec) to Green Ecology for the exclusive license covering the territory. The balance of $80,000.00 for calendar year 2012 is to be paid by Sunrise (not Resource Recycling or PyroTec) before June 1, 2012; however, the parties have agreed to modify this payment date in order to account for the time necessary to fully process the public filings with the United States Securities and Exchange Commission. This licensing agreement is assignable.

C. Sunrise Technology to Resource Recycling

On March 2, 2012, Sunrise assigned all rights to the licensing agreements with Green Ecology, as set forth above, to Resource Recycling. The consideration for the assignment was payment by Resource Recycling to Green Ecology is (i) payment to Green Ecology of the "10% Rights Fee" and $100,000 per year, unless Sunrise purchases a minimum of five (5) pyrolysis systems and 180 tons per day in a calendar year and if this condition occurs, the fee would be waived, and (iii) a commitment by both parties to continue to develop the pyrolysis technology for the benefit of PyroTec and its shareholders. Green Ecology has approved this assignment in writing. PyroTec has no duties or obligations under this assignment agreement.

D. Relationship Between PyroTec and Resource Recycling

Resource Recycling is a licensing, consulting, and research and development entity. Resource Recycling had previously entered into three global licensing agreements with the Company: (i) Utilization Licensing Agreement dated May 29, 2012, (ii) Operational Licensing Agreement dated May 29, 2012, and (iii) Global Licensing, Operational and Utilization Agreement dated May 29, 2012 . The enforceability of these licensing agreements was based upon the Company paying the consideration set forth in each agreement by or before July 31, 2012.

On July 1, 2012, the Board of Directors called a special meeting to assess its ability to meet the financial obligations under the licensing agreements. The Board of Directors proceeded to enter resolutions for entry into the Company's books and records. The Board of Directors resolved that Jon Dyer, as Chairman of the Board of the Corporation, would take any and all necessary action to revoke and release the licensing duties, rights and obligations associated with the Utilization Licensing Agreement dated May 29, 2012 and Operational Licensing Agreement dated May 29, 2012 (the "North America, Canada and Mexico Licenses"), and in turn, execute the necessary releases from liability under those agreements with Resource Recycling. The Board agreed that this resolution was necessary to lighten its initial capital raising requirements. The Board of Directors further resolved that a director or directors of the Board, on behalf of the Company, would negotiate in good faith with Resource Recycling, and its financial or strategic partners, to secure an option from Resource Recycling to obtain a right to sublicense the "Intellectual Property" under the North America, Canada and Mexico Licenses to PyroTec based upon mutually agreeable terms and conditions on a per site basis (to be memorialized in an Option Agreement within seven days of negotiating such an option right). PyroTec and Resource Recycling are actively negotiating this Option Agreement. A representative of WVG, John Burns and Mark Rynearson were nominated to steer joint venture negotiations with Chun Ng and/or his entities and the Company. Any and all actual or perceived conflicts of interest associated with John Burns negotiating the global licenses are waived, or executing the release associated with the North America, Canada and Mexico Licenses on behalf of Resource Recycling was waived. Finally, Amy Roy Haeger was nominated by the Board of Directors to negotiate with Thomas Sykes of Resource Recycling extensions, if any, to the Global Licensing, Operational and Utilization Agreement dated May 29, 2012.

The Company and Resource Recycling executed a Mutual Release Agreement on July 3, 2012 (the "Release Agreement"). The Company and Resource Recycling acknowledged that they were parties to a Utilization Licensing Agreement dated May 29, 2012 and an Operational Licensing Agreement dated May 29, 2012 (collectively referred to under the Release Agreement as the "Licensing Agreements"). The Company and Resource Recycling were also parties to a Global Licensing, Operational and Utilization Agreement dated May 29, 2012 (collectively referred to under the Release Agreement as the "Global License"). The Global License was not impacted, modified or amended in any manner under this Release Agreement.

The Company and Resource Recycling had acknowledged that a condition precedent to enforcement of the Licensing Agreements was the payment of $8.0 million plus other ancillary operational costs by or before July 31, 2012. The Company made the representation that it would not be able to perform this condition precedent by or before July 31, 2012, and that its Board of Directors had executed a resolution approving this release due to its desire to maintain reasonable funding expectations with a focus on global operations. Notwithstanding, Resource Recycling had agreed that, in consideration of the releases granted within the Release Agreement, it would negotiate in good faith with the Company to grant the Company an option to a license to utilize the "Intellectual Property," as that term is defined under the Licensing Agreements, under terms and conditions to be agreed upon by the parties on a per site basis, and that the Global License could be extended pursuant to agreeable terms to be negotiated by or before July 31, 2012.

Under the terms of the Release Agreement, the Company and Resource Recycling agreed to release and hold each other harmless, and their respective agents, employees, attorneys, accountants or any other related parties, from any and all claims of liability, performance, payment or other similar duties or obligations under the Licensing Agreements. The Company and Resource Recycling agreed that the Licensing Agreements were void ab initio.

As indicated above, as of July 3, 2012, the Global Licensing, Operational and Utilization Agreement dated May 29, 2012 was still in full force and effect, subject to PyroTec's funding of the consideration under the licensing agreement by July 31, 2012. On July 20, 2012, the Board of Directors for the Corporation held a special meeting to address, among other things, the Company's prospects in being able to fund the consideration obligations under the Global Licensing, Operational and Utilization Agreement. The Board of Directors resolved that a three-director committee would be organized consisting of Amy Roy-Haeger, Mark Rynearson and Jon Dyer to correspond and communicate with Resource Recycling related to all matters affecting the licensed technology, and to evaluate any and all options associated with a contingency plan in the event the company is unable to exercise the licensing fee option by or before July 31, 2012.

The Board of Directors also resolved that a three-director committee would be organized consisting of Amy Roy-Haeger, Mark Rynearson and Srinath Bramadesam, and third-party, Jean Jacober (subject to his approval in serving), to evaluate and establish a global plan, including but not limited to financial projections and revenue sources. The Board of Directors waived any and all actual or perceived conflicts of interest in Mark Rynearson serving on the above-referenced committees. The Board of Directors also resolved to direct the Company's counsel to prepare proposed officer compensation agreements (which would become effective and enforceable only after the Company changes its business status from developmental stage to operational).

The Company was unable to pay the consideration under the Global Licensing, Operational and Utilization Agreement by July 31, 2012, and thus the option to exercise its rights thereunder termed out (i.e. PyroTec was not able to exercise its licensing rights under the terms of the agreement). However, PyroTec and Resource Recycling are currently negotiating licensing agreements on a per-site basis globally.

Resource Recycling, and more specifically, the shareholders, some of whom are "Founders" of the Company and some of whom are directors and officers of the Company, individually and collectively incurred, and continue to incur, significant financial liabilities and other costs in acquiring and maintaining the Intellectual Property. Resource Recycling continues to be financially obligated and committed to continue to increase the value of the Intellectual Property by increasing research and development of the pyrolysis technology, as set forth in more detail above.

Resource Recycling has not had any earnings since incorporation. Resource Recycling is not assigning or delegating any of the start-up costs, set forth above, to the Company. Resource Recycling does not commingle funds with the Company, and maintains separate books, records and bank accounts, and meets all corporate formalities of a corporation registered with the State of Delaware.

Resource Recycling represents and warrants that it is the licensee of systems, processes and products represented to it by its licensor, Green Ecology, as being protected in the licensed territory, under any and all future licensing agreement, by patent, copyright, trademark, service marks, and other types of confidential and proprietary information currently under application with the United States Patent and Trademark Office, and/or protected under common or statutory law, and other international patents.

III. STOCK EXCHANGE AGREEMENT WITH GREEN ECOLOGY

On May 31, 2012, PyroTec and Green Ecology executed a stock exchange agreement whereby Green Ecology agreed to convey to PyroTec title to twenty-five percent (25%) of Green Ecology shares of authorized stock of Green Ecology, which Green Ecology agreed would not be diluted upon additional authorization or upon any private or public offering, i.e. PyroTec shall retain at all times until disposition of title to such shares its twenty-five percent (25%) interest, under the following agreed upon schedule: (a) 10% of Green Ecology shares pursuant to Section 2.2. of the agreement; (b) 5% of Green Ecology shares upon PyroTec's purchase of three (3) units from Green Ecology; (c) 5% of Green Ecology shares upon PyroTec's purchase of three (3) additional units from Green Ecology; and (d) 5% of Green Ecology shares upon PyroTec's purchase of three (3) additional units from Green Ecology. The Green Ecology stock being conveyed is collectively referred to as the "Green Ecology Shares."

In consideration of the assumption of the Green Ecology Shares, PyroTec agreed to convey title to Green Ecology, 305,945 shares of common stock under the following agreed upon schedule: (a) 122,378 shares of PyroTec restricted common stock, and (b) 183,567 shares of PyroTec registered common stock from its Employee Option Pool upon Green Ecology conveyance of title to fifteen percent (15%) of the Green Ecology Shares, as agreed in Section III(b), (c) and (d), above. The PyroTec stock being conveyed is collectively referred to as the "PyroTec Shares."

The parties agreed that the valuation of the purchase of the Green Ecology Shares and PyroTec Shares were based upon projected valuation of the PyroTec Shares and the projected earnings of Green Ecology and its assigns and affiliates. Furthermore, for United States federal income tax purposes, the transactions contemplated are intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (together with all rules and regulations issued thereunder (the "Code") and this Agreement is intended to be adopted as a plan of reorganization for purposes of Section 368 of the Code.

There is a five-day period to close this transaction after performance by both parties of particular conditions precedent under the stock exchange agreement, and thus the restricted stock issuance to Green Ecology is not accounted for within this Form 8-K. This stock exchange agreement was approved by stockholders holding a majority of voting shares consented in writing in lieu of a shareholder meeting as provided for under Article I, Section 1.1 of the Bylaws. Upon issuance of the restricted stock to Green Ecology under this share agreement, PyroTec will file the appropriate Form 8-K. PyroTec and Green Ecology did not close this stock exchange agreement due to PyroTec's inability to fund the aforementioned licensing agreements with Resource Recycling; however, PyroTec and Green Ecology have orally agreed to extend the terms of this stock exchange agreement until such time PyroTec and Resource Recycling finalize an Option Agreement, and it is anticipated that this extension will be memorialized in a writing between the parties.

Item 2.01 Completion of Acquisition or Disposition of Assets.

By virtue of the Company's inability to fund the aforementioned licensing agreements by July 31, 2012, PyroTec's contractual rights thereunder (an intangible asset) have been terminated.

Item 5.03 Amendments to Articles of Incorporation.

On May 30, 2012, a meeting of the shareholders holding a majority of voting shares consented in writing in lieu of a shareholder meeting as provided for under Article I, Section 1.1 of the Bylaws , and approved the amendment of the articles of resolution authorizing for issuance 200,000,000 shares of common stock having a ($0.0001) par value and 10,000,000 shares of preferred stock having a ($0.0001) par value, and further approved an amendment setting forth the name and address of the appointed director of the corporation to Jon Dyer c/o PyroTec, Inc., 125E Wappoo Creek Drive, Suite 202A, Charleston, South Carolina 29412. The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Item 5.06 Change in Company Status.

Due to PyroTec's inability to fund the aforementioned licensing agreements (and in turn maximize the value of the contractual rights provided thereunder), PyroTec continues to be a "developmental stage company." However, PyroTec still intends on moving forward into the business of using proprietary recycling technology utilizing waste materials, such as used tires and plastics, to produce fuels and for excess power generation, and to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.

None of the Company's securities are registered for resale with the Securities and Exchange Commission. The outstanding shares of common stock may only be resold through registration under the Securities Act of 1933, or under an applicable exemption from registration.

Item 8.01 Other Events.

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, the terms "PyroTec," "we", "our", the "Company" and similar terms used from this point forward refer to PyroTec, Inc., a Delaware corporation.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K requires PyroTec to provide the information below as if it was filing a Form 10.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to our ability to develop our operations, our ability to satisfy our obligations, our ability to consummate the acquisition of additional assets, our ability to generate revenues and pay our operating expenses, our ability to raise capital as necessary, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in "Risk Factors" and the risk factors described in our other filings with the Securities and Exchange Commission. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OUR BUSINESS

From inception on October 21, 2012, Accelerated Acquisitions XV, Inc. (now known as PyroTec, Inc.) was organized as a "development stage company" to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has not restricted our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

On October 21, 2011, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00. The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On May 3, 2012, World Venture Group, Inc. ("Purchaser") agreed to acquire 23,350,000 shares of the Company's common stock par value $0.0001 for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company's common stock par value $0.0001 for cancellation. Following these transactions, World Venture Group, Inc., owned 94% of the Company's 24,850,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares. Simultaneously to the purchase, the Board appointed and elected P. Desmond Brunton as President, Chief Executive Officer, Secretary, Treasurer and Director of the Company. The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares. Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. Concurrent with the sale of the shares, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to "PyroTec, Inc."

On May 15, 2012, P. Desmond Brunton submitted his resignation as President, Treasurer and Secretary. Following the resignation of P. Desmond Brunton, World Venture Group, holding a majority of the common stock, executed the Shareholder Consent pursuant to Article I, Section 1.11 of the Company's Bylaws, appointed additional directors to the Board of Directors and nominated for appointment new officers of the Company, as set forth in "Director and Management" section below.

On May 15, 2012, the Board of Directors executed the Board Resolutions pursuant to Article II, Section 2.8 of the Company's Bylaws taking action at the direction of the mandates in the Consent in Lieu of Shareholder Meeting, as set forth in Item "Director and Management" section below. On May 29, 2012, PyroTec entered into the Licensing Agreements, set forth in detail in Item 1.01.

It is the intention of PyroTec to offer 10,000 Series A Medium Term Secured Notes consisting of 10,000 shares of Common Stock (the "Common Stock") at a price of $100,000 per Note. The minimum number of Notes purchased shall be five. The Notes will be offered by PyroTec on a "best efforts" basis up to $1,000,000,000 in aggregate par value maturing ten years from the issue date. These notes will be collateralized and secured by life insurance policies in the value of 150% of aggregate issue value. All policies will be "A" rated or better. Additionally, PyroTec and its collateral pledgor, World Venture Capital, Inc., shall ensure three (3) years of premium payments will be set aside in escrow at the Trustee bank, Christiana Trust, for reserve payments for annual premiums.

At any time after the transaction closes, and provided the Registration Statement has been effective for at least 30 days, PyroTec reserves the right to issue a Notice of Involuntary Conversion to all existing Noteholders. The conversion shall affect all Notes outstanding on that date and shall convert into common shares of PyroTec with an equivalent value of 120% of par value plus accrued interest. The cost basis of the common equity shall be equivalent to the closing price on the date of the Notice. Any fractional shares will be paid in cash. The foregoing shall not affect the right of the Noteholder to convert this Note pursuant to the Note at all times up to and including the Involuntary Conversion Date.

For as long as the Notes in the offering are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, PyroTec will, to the extent required, furnish to any note-holder, or to any prospective purchaser designated by such Note Holder, upon request of such Note Holder, financial and other information described in paragraph (d)(4) of Rule 144A with respect to PyroTec to the extent required in order to permit such Note Holder to comply with Rule 144A with respect to any resale of its Note, unless during that time, PyroTec is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act and no such information about PyroTec is otherwise required pursuant to Rule 144A.

OVERVIEW

PyroTec is an innovative global organization utilizing waste materials, such as used tires and plastics, to produce fuels and for excess power generation. PyroTec intends on securing global rights to a patented technology which transforms used or scrap tires (for example) into its original raw materials such as oil, carbon black, steel, electricity, and natural gas, while leaving behind no waste or harmful emissions. PyroTec has similar capability with plastic bottles, scrap road surface tar, and other similar products.

PyroTec's technology is the next generation of advanced technological applications for carbon based energy generation; converting used tires and plastics into a renewable energy resource. Today, energy is an expensive commodity due to its limited supply & production. Over the next decade, global demand for electricity, oil, and gas is set to rapidly increase as rising populations and economic growth drive the energy industry.

The PyroTec process (utilizing pyrolysis) provides a foundation upon which waste management technologies can transform discarded carbon based materials into energy and various fuel components. Currently, our primary focus is the Pyrolysis of used tires and plastics for the dual purposes of recycling and creation of clean energy.

In the US alone, there are nearly 300 million tires disposed of annually; worldwide the number is overwhelmingly in the billions. These used tires are creating a large problem with the rapid growth of landfills. PyroTec's pyrolysis technology (utilizing used tires and plastics) is revolutionizing the waste recycling industry by eliminating used waste materials and providing usable raw energy. Raw materials sources as the base feed stock for energy products such as diesel and gasoline are in abundance while the cost of said raw materials is negligible compared to traditional manufacturing.

PyroTec's goal is to lead the industry as the foremost international manufacturer, developer, and innovator of pyrolysis technology to utilize the "Closed Loop Waste-to-Energy" system to cost-effectively generate power and produce consumable fuels via owned and operated facilities worldwide. These facilities will help solve the vast growing problem of landfills, as well as provide new clean energy.

The patented process intended to be utilized by PyroTec is currently operational in two facilities in Taiwan; one with 15 tons per day, (TPD) and the other with 25 TPD. The process does not result in any harmful emissions and meets California's strict emissions regulatory compliance as well as throughout the world. This technology is approved by North America, South America, Caribbean, Europe, Asia and China.

It is clear that any country or region on the planet would benefit from this technology. For example, a third world country that has no oil production, but has an abundance of scrap tires and plastics, could produce diesel and gasoline as a consumable fuel source rather than a heavy reliance on outside sources.

KEYS TO SUCCESS

PyroTec has a seasoned management team with knowledgeable and experienced personnel who have the required experience and expertise to successfully manage and operate this dynamic and unique energy creation process.

Through worldwide regional licensing partnerships, PyroTec will create facilities which will help solve the global problem of environmentally unsafe materials disposed in landfills, while providing new clean usable energy. PyroTec's technology is revolutionizing the waste recycling industry by providing usable raw energy materials at a very competitive price.

PyroTec and Resource Recycling Limited are currently negotiating licensing agreements, which in turn would empower PyroTec to globally represent this revolutionary patented technology by developing licensing partnerships throughout the world, in perpetuity.

Profit projections for each 300 ton per day production facility are approximately $40 million per year after operating expenses. This $40mm yearly profit is very conservative since it does not account for the sale of excess natural gas and electricity. Utilizing the existing Taiwanese facilities as our operational blueprint, subsequent facilities are to be constructed throughout the USA and global community.

PyroTec's advanced technology represents a clean and efficient option to convert various carbon based feed-stocks into clean energy in an environmentally responsible manner.

The PyroTec technology application produces energy in an environmentally safe manner, utilizing the natural gas generated by the process, to power the plant operations, thereby reducing the overall carbon footprint; taking PyroTec facilities "Off the Grid" as well as selling excess electricity to local utility companies. PyroTec's patented process utilizes reactor vessels, in 30 unit groups which are modular and mobile. Each 30 unit group can process 6,900 tires with each processing cycle. These reactors look like large pressure cookers with several large clamps that hold a tight seal on the vessel, then a vacuum is pulled in the vessel and a gas burner heats the inside of the vessel to about 900 degrees F for about 5 hours.

During the process the original molecules of oil turn to a vapor which is then pulled out of the process piped through a condenser which turns the vapor back to liquid #6 heating oil which can be sold to the refinery to be refined into diesel fuel. Also there is a second byproduct of natural gas used to fire the reactors vessels for the next cycle. The carbon black and the steel remain in the bottom of the vessel which are then removed before the next cycle.

The fuel oil is sold to refineries and the steel is sold to scrap dealers and tire manufacturers without further processing. The carbon black goes through a secondary process, packaged and sold to asphalt plants to make asphalt. Recently the US government has approved the Pyrolysis carbon black for use in asphalt manufacturing and is preferred over virgin carbon black as it binds better and fills voids more completely.

Market Analysis

Health Risks

If the US and other developed and non-developed counties continue on their path with the use of landfills, health costs will continue to rise, tourism will drop, and their economy will greatly suffer when retirees choose not to locate here. This appears to be occurring on a limited basis in many developed nations of the world with other many following closely behind.

Many landfills in these counties exceed the allotted capacity and are over flowing. This is a tragedy presently besieging many areas worldwide.

PyroTec provides a closed-loop system that creates no emissions, zero ground and water contamination, no detrimental environmental or health effects. With the PyroTec technology, we will be able to assist countries worldwide in their efforts to maintain environment consciousness, while adding energy resources and reducing health risks.

The overall outstanding performance of PyroTec's system is verified by over five years of operations with two facilities in Taiwan. These systems have far exceeded the regulations and standards set by the Taiwanese government.

These systems are not prototypes, they are in full production. This system safely and irreversibly destroys carbon based waste by its process of molecular dissociation during which it converts these wastes into valuable commercial products and energies. Furthermore, the maintenance and upkeep of these systems is nominal.

If most of the countries worldwide continue on their current path with current antiquated incineration and the use of landfills, health costs will continue to rise as the population and construction expand, tourism will drop, and the economies will greatly suffer.

Competition

The industry began in the 1970's. Today's modern technology is the fourth generation of the original technology. The original technology suffered from a large amount of impurities in the oil and high ash content in the carbon black limiting both products usage to low value commodity goods in end markets. Earlier generations also suffered from extensive equipment maintenance and downtime.

This was magnified by the focus to build one large machine causing the downtime to eliminate all ability to manufacture when it occurred. The fourth generation technology further filtrates the oil allowing it to be used in a variety of industries, and reduces the ash content of manufactured carbon black. Pyrotec is already working on a fifth generation technology.

The pyrolysis industry is highly fragmented both domestically and globally. There are numerous competitors globally with the largest competitors being:
  Carbon Green NA, Inc.
  Klean Industries, Inc
  Innovative Ecology, Inc.

The remaining competitors are principally research and development companies employing a variety of generation technologies.

Carbon Green NA, Inc.

Carbon Green was established in 2005 from its predecessor CBp Carbon Industries. It is headquartered in Woodlands, TX. This is a global company with an operating research and development facility in Limasol, Cyprus. The company has announced its intention to enter the North American market by building three 175 tons per day machines by the end of 2014. Recently the company merged with Hunt Global Resources. Hunt Global Resources has its headquarters in Houston, TX.

Carbon Green process involves chopping the tires and then introducing the tire fragments into their fourth generation pyrolysis technology. Their strategic focus is manufacturing tire grade carbon black products. This requires sorting the tires into similar groups of graded carbon black products before beginning the production process. The company has a long term agreement with Triputra Group of Indonesia to purchase their graded carbon black production. Oil sales are focused for use in electrical power generation. The company is not focused on further filtration of the recovered oil product for the manufacture of diesel fuel.

The company receives technical support from SNC Lavalin one of Canada's largest engineering firms. Its technology has been recognized by the European Union as one that could achieve the targets in the 2006 recycling legislation.

Klean Industries, Inc.

Klean Industries Inc. is a privately held company with its headquarters in Vancouver, British Columbia. It is a global company with operations in multiple countries. The company is focused on providing engineered solutions to customer issues with multiple recycling technologies and partner with companies to install their proprietary technology. Their services include consulting, engineering, procurement, construction, start-up and operator training for all our facilities and technology applications. Klean uses registered professional engineers in all disciplines; they can therefore perform 100% of design engineering "in-house" or contract out some of the work to localized firms depending on the customer, project and jurisdiction.

Klean Industries is primarily engineering focused, but they do own some facilities. They are focused on both tire and plastic recycling with emphasis on developing custom solutions that maximize carbon credits.

Innovative Ecology, Inc.

Innovative Ecology is a private company with its headquarters in Madison, NH. They are the authorized distributor of the Jinan Eco-Energy (EE) located in Mainland China for their tire pyrolysis equipment for North America. EE's pyrolysis offering has a maximum system capacity of 200 metric tons per day. This system is designed to accept shredded tires into its pyrolysis unit.

There are no known Eco-Energy installations in North America. In addition to China, EE systems installations are reported to be in Kuala Lumpur, Malaysia and Taiwan.

The technology is focused on the one large machine concept. With additional capital the company can manufacture diesel fuel. The company is not in the plastic's market to date.

Category	Carbon Green	Klean Industries	Jinan/Innovative Ecology	PyroTec
Cost	$32MM	$25MM	$35MM	$31MM
Output in Metric Tons/Day	40	100	200	300
Must Shred Tires	Yes	Yes	Yes	No
Machines	1	1	1	30
Ability to Manufacture Carbon Black to Grade	Yes	No	No	Yes
Ability to Manufacture "on the Road" Diesel	No	No	Yes, with $9MM Capital	Yes, with $6MM Capital
Employees/Shifts	4	4	5	16
Requires Catalyst	Yes	Yes	Yes	No

The table illustrates the competitive advantages of the PyroTec technology. The technology does not require a costly proprietary catalyst to operate, and its cost per metric ton manufactured is significantly below the competition. This is accomplished without compromising quality as PyroTec is one of only two competitors that can manufacture carbon black to grade. The outside testing to confirm this is attached in Exhibit A.

Strategy and Implementation

PyroTec understanding of the ever growing worldwide need for this innovative and necessary technology and our proven ability to work with various governmental agencies to obtain necessary approvals for these facilities which puts us in the driver's seat for global expansion. Our low overhead and aggressiveness in solving the pressing issues that will force this type of facility to be implemented on an international basis gives PyroTec a competitive edge.

PyroTec will pursue a concurrent two-step strategy. The first step will be a North American build-out managed by the original shareholders of PyroTec. The second step will be a global roll-out managed jointly between the original shareholders and World Venture Capital.

Strategic Alliances

PyroTec is seeking industry partnerships through licensing, joint-ventures and co-manufacturing agreements to expand its innovative technology into various countries and market applications. These applications, technologies and product applications are being commercialized by a growing group of partners, licensors and other collaborators.

PyroTec Provides:

  Core IP for specific market application
  Patented, proprietary technology
  Process solutions customized to each partner application
  Pilot Manufacturing, Process Development and System Integration
  Ongoing Engineering Services & Systems Development
  Follow-on Joint Development
  Plant set-up, Installation, Initial Stage Management
Partner Provides:
  Market / Industry Needs Assessment
  Market Access to Raw Materials
  Application Expertise
  Application Specific Optimization
  End Product Sales Capability
  Follow-on Joint Development

PyroTec's Strategic Partnership Program provides Market Leadership through Breakthrough, Next-Generation Technology, Advanced Technology Application, resulting in fuel production - Diesel & Gasoline, which allows for Accelerated Time to Market, Accelerated Revenue Growth, New Markets & Applications, and Market Share Gains.

Competitive Advantage - Why Pyrolysis?

One of the most compelling challenges of the 21st Century is finding a way to meet national and global energy needs while minimizing the impact on the environment. Pyrolysis can help in meeting these challenges.

PyroTec's technology has significant benefits and advantages over its competition -

  50 % more efficient than other competitive systems
  40% less cost to launch a 300 TPD facility; meaning a quicker return on investment
  These systems are modular. Therefore, if one part of the system goes down you still have several others functioning, whereas the competitors equipment is one large piece of equipment when this goes down the entire process stops
  Modular systems allow for added production by building on additional capacity incrementally
  The machines are movable allowing the company to nimbly meet opportunities existing in the global market place.

The Pyrolysis facilities generate strong cash flow once they are up and running. Generally, it takes eight months to get a system up and running from ordering the equipment, building a building, installing the equipment and starting the process. In the second year the plant will generate over $20mm EBITDA and thereafter $35mm $40mm each year, meaning the entire capital investment will be paid off in the second half of the second year of the facility. States with additional tax credits or rebates will meet this goal even quicker.

PyroTec has preliminary commitments from several refineries, asphalt manufactures, scrap metal dealers, and utility companies to purchase all the products we produce. Overall, the demand is much greater than we can produce. PyroTec's goal is to achieve production of 5% of US oil consumption.

The health and wellbeing of the world will be greatly enhanced by the strategic placement of PyroTec systems. In short, less waste, extensively reduced or eliminated environmental hazards, more jobs, and a better quality of life. Through the initial efforts of our management team, tremendous progress towards achieving the goal of a cleaner, healthy worldwide environment can be realized.

Sales and Marketing Strategies

We have intensified our marketing efforts for the development of these first three US facilities. Several presentations to government officials and municipalities throughout these states have been completed in preparation for their construction and operation. In all of these meetings, a favorable and supportive acknowledgment was obtained.

Through the initial efforts of our Management Team, we have made tremendous progress towards achieving our project goals in the Southeast region. The support from the local people, to the highest levels of state and national government has been nothing short of outstanding, including both past and current administrations.

Because of the vast benefits of this program, we have held several meetings to inform and educate all top level government officials and agencies whose endorsement and support is required to implement the PyroTec facilities.

The realization of this global problem and the solution to clean up the waste, pollution, and contamination created by the use of landfills and incineration, is currently being addressed. We have also had numerous meetings and provided information to government officials in the area of economic development and tax credits.

Oral, video, and printed presentations have been made to the Mayors and governing bodies of the individual states and municipalities. This information has been well received and they are able to see the present as well as the future potential. The time to address this problem is now as we will begin to reverse 25 to 30 years of neglect and waste mismanagement.

PyroTec's Manufacturing Process

The machine's reactors will liquefy the tires under low heat with limited oxygen; yielding the following by-products -

  #6 Fuel Oil (with additional filtration, #2 Diesel Fuel Oil is produced)
  Carbon Black
  Scrap Steel
  Synthetic Gas (i.e. LNG natural gas)
  Electricity

Based upon Taiwan's current production; extrapolated for a 300 ton per day machine -

  Fuel = 137 tons/day or 1,000 barrels of oil
  Carbon Black = 132 tons/day
  Steel = 30 tons/day

Actual production varies between oil and carbon black, depending upon the state of the tires input into the system.

PyroTec's processing facilities are purposefully constructed adjacent to refineries, but may also be designed for mobile operations. Oil is shipped directly to refinery to be further processed. The natural gas will be used to operate the equipment, thereby eliminating plant's utility costs. Excess electricity will be sold to regional utility companies

PyroTec's process is environmentally friendly. By consuming existing waste materials, like used tires and plastic bottles, PyroTec creates usable energy with a process that does NOT allow for any leftover sub-standard product which is unable to be recycled or reused.

PyroTec's process is government approved - meeting California's strict emissions standards.

Management's Philosophy is that all manufacturing procedures and practices will be put into place with the Lean Manufacturing principles and controls. Management will implement a safety manual and practices and monitor the results and compliance on a regular basis using teams and a safety council. The Dupont STOP safety program will be implemented to ensure employee safety and lower long term workers compensation expenses. Quality Assurance practices will be centered on customer satisfaction and prevention of defects.

TAIWAN PYROLYSIS FACILITY

TAIWAN PYROLYSIS FACILITY

Existing Taiwan Plant Operations

The following depicts the manufacturing process currently operating in Taiwan. These plants are achieving 40% greater throughput than their competitor operations with these manufacturing methods. Management has provided process improvement notes from their review of the process that would take place in a US operation.

TIRES DELIVERED FROM RECYCLER

Approximately 36,000 tires or 72 American truckloads of tires (not pictured above) will be delivered per day, scaled and placed in the tire preparation area. Each state requires the company to account for each tire and then report on the volume every month. Some states have incentives to removing the tires from the waist stream.

For example Louisiana offers a $1.50 per tire incentive to remove and recycle each tire. This represents $18mm per sight if 100% of the tires come from this state. Alabama uses a remediation grant for pulling tires out of landfills which the company will apply for. As the manufacturing process stabilizes, the company would have the tire recyclers sort a portion of the tires. This would allow the company to manufacture higher grades of carbon black and open up additional markets to sell the product.

WHAT WE ARE PREVENTING

PREPRODUCTION TIRE PREP PROCESS

From collecting the tires from landfills and other recycling sources, tires are sorted, washed and loaded in preparation for the PyroTec pyrolysis process.

Tires must be cleaned and left to dry prior to entering the reactor. PYROTEC's capital request includes equipment modernizing this process, similar to a car wash. Dried tires would be stored in the facility. We would store three days of tires required for production in the facility. Each state has its own set of regulations on the storage of tires that the Company will adapt in each location.

PYROLYSIS REACTORS

The tires are placed in the loading basket and weighed prior to the basket being placed into the reactor using the overhead crane. The appropriate data is fed to the system from the control room, and the reactors are started. The cycle time for each load is 5 hours. A process improvement management will evaluate would be to use conveyors to load the tires directly into the baskets which would reduce overall cycle time and increase production.

Open the hydraulic lid, place a basket of tires into the reactor and secure the lid with the large screw locks insuring a tight seal.

Chemistry behind the Manufacturing Process

Tires are a composition of various components primarily derived from petro-chemical elements. Recycling waste tires via pyrolysis to recover Oil, Carbon Black, Steel Wire, and Gases involve the thermal breakdown of the tire petro-chemical components into their molecular state then condensing the molecules back into their original state.

This is accomplished in a low heat, low oxygen environment. The heat and low pressure reaction strips off carboxyl groups (a carbon atom, two oxygen atoms, and a hydrogen atom) and breaks the remaining hydrocarbon chains into smaller fragments, yielding JIS Grade A oil.

This oil can be used as is, or further distilled into lighter fuels such as naphtha, gasoline, and kerosene. Environmentally, this machine produces no uncontrollable emissions and produces no secondary hazardous waste streams. This system can be married to other technologies to produce energy thus making this system perfect for off-grid operations.

Pyrolysis System Outputs

  Oil in its molecular gaseous state

  Natural gas in its molecular gaseous state

  Steel belts from the tire manufacturing process

  Carbon black in granule form

  Electricity from the pyrolysis reaction process

Finishing Operations - Oil

Once the products are in a molecule state they need to be condensed. The molecules pass to the condenser and the oil is transformed into a # 6 grade fuel oil that now can be refined into other products. After that process is completed, it is pumped into a holding tank. The Oil holding tank needs to be EPA approved and will store product temporarily. The storage tank will house the oil as a buffer until tanker trucks can remove the oil and take it to the refinery. There will be approximately 7 to 8 trucks per day leaving the site to be delivered to a refinery for further processing.

Oil from the Pyrolysis process

Oil after refining

Finishing Operations - Carbon Black (The Carbon black is left at the bottom of the reactor for removal)

The carbon black is removed from the reactor and goes through a final finishing operation using the patented particle sizing machine. The patented process significantly reduces the ash content improving the quality of the carbon black. It is processed to the customer specifications and then placed in packaging and shipped to the customer. Packaging will be designed to minimize cost to the customer.

Finishing Operations - Steel

Steel belting for the tires is left at the bottom of the reactor and is then removed and conveyed to a dumpster to be picked up by the steel scrap supplier.

Finishing Operations - Natural Gas

One of the byproducts of the process is the production of natural gas. The gas is pumped back into the process to heat the next batch. If there is anything left, it will be sold on the open market as LNG gas.

Pollution Controls

The manufacturing process meets the existing and proposed 2012 EPA standards. Emissions meet the California Clean Air requirements. Management will work directly with the Alabama Department of Environmental Management on waste water and tire storage.

GOVERNMENT REGULATIONS

As a participant in the recycling industry, our operations and relationships, and those of our customers, are regulated by a number of federal, state and local governmental entities. The impact of this regulation on us is direct, to the extent we are ourselves subject to these laws and regulations, and is also indirect in that, in a number of situations, even though we may not be directly regulated by specific recycling laws and regulations, our products must be capable of being used by our customers in a manner that complies with those laws and regulations. Inability of our customers to do so could affect the marketability of our products or our compliance with our customer contracts, or even expose us to direct liability under the theory that we had assisted our customers in a violation of laws or regulations. Because our business relationships are unique and the recycling technology industry as a whole is relatively young, the application of many state and federal regulations to our business operations and to our customers is uncertain. Indeed, there are federal and state fraud and abuse laws, including anti-kickback laws and limitations on referrals, and laws related to distribution and marketing that may be directly or indirectly applicable to our operations and relationships or the business practices of our customers. It is possible that a review of our business practices or those of our customers by courts or regulatory authorities could result in a determination that could adversely affect us. In addition, the recycling regulatory environment may change in a way that restricts our existing operations or our growth. The recycling industry is expected to continue to undergo significant changes for the foreseeable future, which could have an adverse effect on our business, financial condition and results of operations. We cannot predict the effect of possible future legislation and regulation.

EMPLOYEES

We currently have six full time employees. None of our employees are represented by a labor union and we consider our relationships with our employees to be good.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated November 7, 2011, our independent auditors stated that our financial statements for the period from inception October 21, 2011 through November 7, 2011 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

We were formed on October 21, 2011 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

  Competition
  ability to anticipate and adapt to a competitive market;
  ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and
  dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We are substantially dependent on a third party.

The Company is substantially dependent upon technology licensed from Resource Recycling, moreover, since demand for the Intellectual Property has not, to the Company's knowledge, been effectively addressed by others on a global basis, management believes, but cannot assure, that it has an opportunity and both the capability and experience to be successful in its endeavor to generate revenues in its target markets.

We have no profitable operating history and may never achieve profitability.

From inception (October 21, 2012) through March 31, 2012, the Company has an accumulated deficiency during the development stage of $2,830 notwithstanding the fact that the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

We have a need to raise additional capital.

The Company will not be able to commercialize its technology without additional capital. Based upon information currently available, if we do not raise additional funds of at least $75,000,000 million for the advancement of its licensed technology over the next three years it will lose its rights to the technology. The Company will require significant additional financing in order to meet the milestones and requirements of its Business Plan and avoid discontinuation of the License. Funding would be required for staffing, marketing, public relations and the necessary research precedent to expanding the scope of its offering to include the global market. The Company intends to seek at an aggregate of $50,000,000 in 2011 and 2012 through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. The Company's funding plans include selling additional capital stock and/or borrowing to fund the aforementioned expenses. The Company intends to approach Hedge Funds, Venture Capital Groups, Private Investment Groups and other Institutional Investment Groups in its efforts to achieve future funding. It is estimated that $14,874,940 will be used for management, sales and marketing, $27,680,122 will be used for infrastructure and software fees and an estimated $4,417,978 will be spent on legal, accounting, rent and other payables leaving $3,026,960 in reserve for increased working capital.

It's estimated the minimum amount of capital the company needs to raise over the next twelve months is $50,000,000to continue operations. There is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company's ability, or would cause significant delays in its ability to address the market for content delivery and achieve its Business Plan. Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $50,000,000 estimated to be required.

The Company's management and its advisors lack meaningful experience in the marketing of the Intellectual Property.

In view of the fact that the marketing of the Company's licensed technology the technology is new and there are no known comparable models in the market, the Company lacks the specific experience to implement its Business Plan. While the Company will seek to obtain resources which will support its marketing activities, there is no assurance that this lack of experience will not negatively affect the Company's implementation of its Business Plan and prospects for growth and ultimate success.

Dependence on our management, without whose services, the Company's business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders' percentage of ownership

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to March 31, 2012. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our success is substantially dependent on general economic conditions and business trends, particularly in the natural products, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for technology could cause a reduction in our sales and the Company could face a situation where it never achieve sales and thereby be forced to cease operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company three full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

In light of the Second Amendment to Certificate of Incorporation disclosed in Item 5.03, above, we are authorized to issue 200,000,000 shares of common stock, $0.0001 par value per share, of which, as of May 29, 2012, 27,850,000 shares of common stock were issued and outstanding. We are also authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, none of which are issued and outstanding. These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below prior investment valuations, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the value of our common stock.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. While we believe that our internal controls are adequate for our current level of operations, we believe that we may need to employ accounting additional staff as our operations ramp up. Additionally, our board of directors has not designated an Audit Committee and we do not presently have any outside directors. We intend to attract outside directors once the Company commences full operations, and to designate an Audit Committee from such outside directors. There is no guarantee that such projected actions will be adequate or successful or that such improvements will be carried out on a timely basis. If, in the future, we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We do not intend to pay cash dividends in the foreseeable future.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

The Company's stock has not been approved for trading on the OTCBB or any other exchange and the Company has not contacted any market makers about applying on behalf of the Company. Therefore, there has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading on the OTC Bulletin Board ("OTCBB") or other exchange, there can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. Until our common stock is fully distributed and an orderly market develops, (if ever) in our common

Our common stock is subject to the Penny Stock Regulations.

Once it commences trading (if ever) our common stock could be subject to the SEC's "penny stock" rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock currently has no "market price" and when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and may in the future be subject to price volatility unrelated to our operations.

Our common stock has no market price and, if and when a market price is established, could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock (if and when a market price is established) and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATED TO OUR INDUSTRY

The Company has not obtained any environmental permits or licenses and will be subject Local, State, County and Federal agencies regulations.

The Company has not been granted any permits or licenses to operate any facility as it is a startup and getting those permits and authorization to conduct business for Local, State, County and Federal agencies are pivotal to the success of the operations. The company is also going to be continually subject to EPA and other regulations which may be created in the future that may adversely affect the business. The Company's future operating results depends on many factors, including its ability to expand its business locations into many States if the Company is unable to grow effectively, the Company's business, results of operations and financial condition could be materially adversely affected.

Our Inability to obtain resources at low prices for long term could have an materially adversely affected on our business.

The Company needs scrap tires and plastic to process and turn into revenue, if that stream of raw material is interrupted or turns into a higher priced commodity the Company's business, results of operations and financial condition could be materially adversely affected.

If oil prices fall below our breakeven point of $40 per barrel are business could be materially be affected.

All of the financial planning models say that oil must stay above $40.00 per barrel, for whatever reason the oil prices fall to or below this number the Company's business, results of operations and financial condition could be materially adversely affected.

Our Company may experience intense competition.

The Company's principal competitors in the Bowen area may have greater financial resources than those available to the Company and thus in a better position to attract talent, initiate projects and effect broad market distribution of completed projects. There can be no assurances that the Company consistently shall be able to undertake projects that shall prove profitable to the Company in view of the intense competition to be encountered by the Company in all significant phases of its activities.

Our limited protection of the Intellectual Property and the potential costs of enforcement.

The Company's ability to compete effectively with other companies could depend, in part, on its ability to create and/or maintain the proprietary nature of its intellectual property, e.g., patents, trademarks, copyrights. The Company's success shall also depend, in part, on its ability to obtain and/or enforce intellectual property protection for these assets in the United States and other countries. The Company, in such circumstances, may file applications for patents, copyrights and trademarks, as management deems appropriate. There can be no assurances as to the degree of protection offered by any intellectual property issued to or licensed by the Company.

Dependence on Building Infrastructure & Contractors

The Company's reliance on contractors, pyrolysis technicians and construction operations and the timely supply of resources materials to build shows that there can be no assurances that a system failure would not adversely affect the performance of the Company; the Company presently has limited materials supply, no back up facilities and only a limited disaster plan in the case of a natural disaster such as a major storm hitting any country within which our plants are built.

Despite the implementation of proper and adequate infrastructure measures by the Company, its buildings will also vulnerable to hurricanes, earthquakes or other violent weather conditions such as floods. Harsh weather could lead to interruptions, delays or stoppages in construction and therefore offerings to clients of the Company's services and products. The occurrence of any of these risks could have a material adverse effect on the Company's business, operations and financial condition.

We may be subject to litigation in the ordinary course of business.

From time to time, we may be subject to various legal proceedings and claims, either asserted or unasserted. Any such claims, whether with or without merit, could be time-consuming and expensive to defend and could divert management's attention and resources. While management believes we will have adequate insurance coverage and will accrue loss contingencies for all known matters that are probable and can be reasonably estimated, we cannot assure you that the outcome of future litigation, if any, will not have a material adverse effect our results of operations.

Changes in our business strategy or restructuring of our businesses may increase our costs or otherwise affect the profitability of our businesses or segments.

As changes in our business environment occur we may need to adjust our business strategies to meet these changes or we may otherwise find it necessary to restructure our operations or particular businesses or assets. When these changes or events occur, we may incur costs to change our business strategy and may need to write down the value of assets. In any of these events our costs may increase, and we may have significant charges associated with the write-down of assets.

Our business strategy includes expansion into markets outside North America, which will require increased expenditures and if our international operations are not successfully implemented, such expansion may cause our operating results and reputation to suffer.

We intend on working to expand operations in markets outside North America. There is no assurance that these efforts will be successful. We have limited experience in marketing, selling, implementing and supporting our software abroad. Expansion of our international sales and operations will require a significant amount of attention from our management, establishment of service delivery and support capabilities to handle that business and commensurate financial resources, and will subject us to risks and challenges that we would not face if we conducted our business only in the United States. We may not generate sufficient revenues from international business to cover these expenses. The risks and challenges associated with operations outside the United States may include: the need to modify our software to satisfy local requirements and standards, including associated expenses and time delays; laws and business practices favoring local competitors; compliance with multiple, conflicting and changing governmental laws and regulations, including healthcare, employment, tax, privacy, healthcare information technology, and data and intellectual property protection laws and regulations; laws regulating exports of technology products from the United States; fluctuations in foreign currency exchange rates; difficulties in setting up foreign operations, including recruiting staff and management; and longer accounts receivable payment cycles and other collection difficulties. One or more of these requirements and risks may preclude us from operating in some markets.

Foreign operations subject us to numerous stringent U.S. and foreign laws, including the Foreign Corrupt Practices Act, or FCPA, and comparable foreign laws and regulations that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. As we expand our international operations, there is some risk of unauthorized payments or offers of payments by one of our employees, consultants, sales agents or distributors, which could constitute a violation by Eclipsys of various laws including the FCPA, even though such parties are not always subject to our control. Safeguards we implement to discourage these practices may prove to be less than effective and violations of the FCPA and other laws may result in severe criminal or civil sanctions, or other liabilities or proceedings against us, including class action law suits and enforcement actions from the SEC, Department of Justice and overseas regulators.

Foreign operations present certain additional risks, including:

  the general economic and political conditions existing in those countries;
  difficulties in staffing and managing our foreign offices, and the increased travel, infrastructure and legal and compliance costs associated with multiple international locations;
  devaluations and fluctuations in currency exchange rates;
  imposition of limitations on conversion of foreign currencies or remittance of dividends and other payments by foreign subsidiaries;
  imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries;
  imposition or increase of investment and other restrictions by foreign governments;
  longer payment cycles; and
  greater difficulties in accounts receivable collection.

If a recession were to occur, it would likely materially and adversely affect our business.

Many economists are now predicting that the United States and, possibly, the global economy, may enter into a deeper recession as a result of the credit crisis and a variety of other factors. If a deeper recession were to occur, cable, satellite and telecommunications distributors would likely experience a decline in the number of subscriber households, and advertisers would likely decrease their advertising spending on television and other media channels. As a result, if a recession were to occur, it would likely have a material adverse effect upon our business, operating results and financial condition.

FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operation from inception October 21, 2011 through December 31, 2011 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the "Risk Factors," "Cautionary Notice Regarding Forward-Looking Statements" and "Our Business" sections in this Form 8-K. We use words such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," and similar expressions to identify forward-looking statements.

Plan of Operation

The Company intends on obtaining the necessary licenses to utilize the pyrolysis technology. PyroTec intends on becoming an innovative global organization utilizing waste materials, such as used tires and plastics, to produce fuels and for excess power generation. PyroTec intends on obtaining global rights to a patented technology which transforms used or scrap tires (for example) into its original raw materials such as oil, carbon black, steel, electricity, and natural gas, while leaving behind no waste or harmful emissions. PyroTec has similar capability with plastic bottles, scrap road surface tar, and other similar products.

PyroTec's technology is the next generation of advanced technological applications for carbon based energy generation; converting used tires and plastics into a renewable energy resource. Today, energy is an expensive commodity due to its limited supply & production. Over the next decade, global demand for electricity, oil, and gas is set to rapidly increase as rising populations and economic growth drive the energy industry. The Company's process (utilizing pyrolysis) provides a foundation upon which waste management technologies can transform discarded carbon based materials into energy and various fuel components. Currently, our primary focus is the Pyrolysis of used tires and plastics for the dual purposes of recycling and creation of clean energy.

In the US alone, there are nearly 300 million tires disposed of annually; worldwide the number is overwhelmingly in the billions. These used tires are creating a large problem with the rapid growth of landfills. PyroTec's pyrolysis technology (utilizing used tires and plastics) is revolutionizing the waste recycling industry by eliminating used waste materials and providing usable raw energy. Raw materials sources as the base feed stock for energy products such as diesel and gasoline are in abundance while the cost of said raw materials is negligible compared to traditional manufacturing.

PyroTec's goal is to lead the industry as the foremost international manufacturer, developer, and innovator of pyrolysis technology to utilize the "Closed Loop Waste-to-Energy" system to cost-effectively generate power and produce consumable fuels via owned and operated facilities worldwide. These facilities will help solve the vast growing problem of landfills, as well as provide new clean energy.

The patented process utilized by PyroTec is currently operational in two facilities in Taiwan; one with 15 tons per day, (TPD) and the other with 25 TPD. The process does not result in any harmful emissions and meets California's strict emissions regulatory compliance as well as throughout the world. PyroTec's technology is approved by North America, South America, Caribbean, Europe, Asia and China.

It is clear that any country or region on the planet would benefit from this technology. For example, a third world country that has no oil production, but has an abundance of scrap tires and plastics, could produce diesel and gasoline as a consumable fuel source rather than a heavy reliance on outside sources.

Our business may not materialize in the event we are unable to execute on our plan described in this filing. The events or circumstances that may prevent the accomplishment of our business objectives, include, without limitation, (i) the fact that, if we do not raise a minimum of US $24,000,000 for the advancement of its licensed technology the Company may lose rights to our technology, (ii) If the market does not accept our products and services, or delay in deciding whether to purchase our products and services. (iii) If we are forced to reduce our prices, our business, financial condition and results of operations could suffer, (iv) we are subject to a number of existing laws, regulations and industry initiatives, non-compliance with certain of which could materially adversely affect our operations, (v) the Company's need for and ability to obtain additional financing, (vii) the possibility that the Company may not be able to secure approvals and other governmental clearances necessary to carry out the Company's deployment and development plans, and (viii) the exercise of voting control the Company's officers and directors collectively hold of the Company's voting securities.

Our current plans, predicated on raising $50,000,000 from the sale of 5,000,000 shares of common stock in 2012 and 2013 will allow the Company to meet the milestones and requirements of its Business Plan and avoid discontinuation of the license as the issuance of these securities could dilute existing shareholders. Funding would be required for staffing, marketing, public relations and the necessary research precedent to expanding the scope of its offering to include the global market. The Company intends to approach Hedge Funds, Venture Capital Groups, Private Investment Groups and other Institutional Investment Groups in its efforts to achieve future funding. It is estimated that $14,874,940 will be used for management, sales and marketing, $27,680,122 will be used for infrastructure and software fees and an estimated $4,417,978 will be spent on legal, accounting, rent and other payables leaving $3,026,960 in reserve for increased working capital.

It's estimated the minimum amount of capital the company needs to raise over the next twelve months is $5 million to continue operations. There is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company's ability, or would cause significant delays in its ability to address the market for content delivery and achieve its Business Plan. Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $50,000,000 estimated to be required.

We expect to use the proceeds from this offering, in order of priority, for the deployment of our technology into new metropolitan markets with an estimated expenditure of approximately $30 million through December 31, 2012, and approximately $20 million through December 31, 2013 for general corporate purposes, for which proceeds we have an estimated plan. The principal purposes of this offering are to obtain additional capital, to create a public market for our common stock, facilitate future access to public equity markets, increase awareness of our company among potential customers, expand into new metropolitan markets, broaden our scope of care, and improve our competitive position. In addition, we reserve the right to change the use of proceeds as a result of the occurrence of certain contingencies or opportunities, as they may present themselves, such as the acceleration of our expansion beyond our current plans, the opportunity to acquire equipment, technologies or businesses on favorable terms, to conduct additional marketing and sales activities, and other activities we deem advantageous to our business, although we currently have no commitment or agreements relating to any of these types of transactions or activities. If such opportunities occur, we may use some or all of the remaining net proceeds to pursue such opportunities. We believe that the net proceeds from this offering, our existing cash resources and interest on these funds will be sufficient to meet our projected operating requirements.

While we have estimated the particular uses for the net proceeds to be received upon the completion of this offering, we cannot specify these uses with certainty. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. Pending use as described above and any remaining net proceeds, we plan to invest the net proceeds in a variety of capital preservation instruments, including short-term, interest bearing obligations, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the United States. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund the development and expansion of our business.

Going Concern

We were a development stage company. We have incurred net losses of approximately $2,830 since inception through March 31, 2012. March 31. 2011 we had approximately $200 in cash and approximately $0 other assets and our total liabilities were approximately $0. The report of our independent registered public accounting firm on our financial statements from inception through March 31, 2011 contains an explanatory paragraph regarding our ability to continue as a going concern based upon recurring operating losses and our need to obtain additional financing to sustain operations. Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate sufficient revenues from our operations to pay our operating expenses. There are no assurances that we will continue as a going concern.

Results of Operations for the period ended March 31, 2012

The Company was incorporated on October 21, 2011, and as such had no meaningful results of operations for the period ended March 31, 2011.

During the period from inception (October 21, 2011) through March 31, 2011, we had no revenues and recognized expenses of $2,830 which primarily comprised professional and legal fees and other costs related to the start-up and organization of our business and raising initial capital for the Company.

Liquidity and Capital Resources

As of March 31, 2011, the Company had cash on hand of $200 and had total current liabilities of $0. Form the time of inception October 21, 2012 through March 31, 2011,we incurred expenses of approximately $2,830 as a result of professional fees required for the compliance of our financial reporting.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. The nature of our business generally does not call for the preparation or use of estimates. Due to the fact that the Company does not have any operating business, we do not believe that we do not have any such critical accounting policies.

PROPERTIES

Offices

At this time, the Company maintains its designated office at 125-E Wappoo Creek Drive, Suite 202A, Charleston, South Carolina 29412. The Company's telephone number is (800) PYRO-TEC. The Company has no website at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 29, 2012, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of Shares	Percentage Owned
World Venture Group, Inc. 4000 MacArthur Blvd., 9th Floor Newport Beach, California 92660 (3)	23,350,000	83.84%
Jon Dyer, Chairman of the Board	-	-
John Burns, Chief Executive Officer	1,170,000	4.20%
Accelerated Venture Partners, LLC 1840 Gateway Drive, Suite 200 Foster City, CA 94404 (4)	1,500,000	5.38%
Amy Roy - Haeger, Director and Treasurer	-	-
Mark Rynearson, Director and Secretary	540,000	2%
Jeremy Morgan, Director	-	-
Srinath Bramadesam, Director	-	-
Matthew Dekutoski, Directo	-	-
Patrick Desmond Brunton, Director	-	-
Directors and Executive Officers as a group	27,090,000	95.42%
(1) This table is based upon 27,850,000 shares issued and outstanding as May 29, 2012.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3) Shares are owned directly by World Venture Group, Inc. Patrick Desmond Brunton in part holds voting and dispositive power for these shares.
(4) Shares are owned directly by Accelerated Venture Partners, LLC. Timothy Neher, is Managing Partner of Accelerated Venture Partners and holds voting and dispositive power for these shares.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Position
Jon Dyer	62	Chairman of the Board
John Burns	52	President and Chief Executive Officer
Amy Roy - Haeger	49	Director and Treasurer
Mark Rynearson	62	Director and Secretary
Jeremy Morgan	36	Director
Srinath Bramadesam	45	Director
Patrick Desmond Brunton	63	Director
Matthew Dekutoski	44	Director

Jon Dyer (Chairman of the Board)

Jon comes with thirty years' experience in acquisitions and finance working with fortune 500 companies as well as investing in his own business. He has been responsible for finance, accounting, information systems, human resources, purchasing and the acquisition of real estate for this restaurant operating company of Taco Bell, KFC and Golden Corral stores. This business grew from 26 units to 214 units currently. In 1997, he orchestrated an internal management buyout of the company, which included him and two operations partners.

In 2004, Jon was the point person on marketing the company to a private equity partner and took a consulting role in 2006. In 2010, he assisted in selling the company again to another private equity group and completed the transaction in March of 2011. He continues his role as consultant to the management team under the new majority owner. His past experience includes his current position of CFO/Sr. Vice President/Franchisee for K-MAC Enterprises, Inc. / Golden Partners, Inc. since 1987. Prior to that, he was Division Controller for Mid-America Dairymen from 1984-1987, then Assistant Controller Detroit Tool and Engineering Company from 1979-1984, Product Control Manager for Empire Gas Company from 1976-1979. Jon has a BA degree from Drury University, Springfield, Missouri in 1976 and an MBA from Missouri State University, Springfield, Missouri in 1984.

John Burns / President and Chief Executive Officer

John Burns has over fifteen years of experience serving as COO and CFO, primarily in middle market private equity companies, with both domestic and global accounting experience in Fortune 500 companies. John has proven his ability to perform in stressful situations, overseeing business valuations, acquisitions, divestitures, and raising capital and business / product development. Since 2007 John has operated a successful consulting business providing his services to private equity companies as COO/CFO or a combination of both.

John has worked as COO and CFO with RehrigUnited of Richmond, Virginia, where he implemented a turnaround strategy and restructure for the manufacturing operation with the elimination of 77% of outstanding payables. Previously he was CFO and New Business Program Manager for Felters Group, a private equity owned company in Roebuck, South Carolina from 1996 to 2007. There he successfully developed and implemented a reengineering plan to increase sales by 27% and gross margin dollars by 21% in one year.

Previously he developed and implemented a strategy that increased EBITDA by $3.6MM (200% of prior year's base). Prior to Felters, John worked as a Controller for Guilford Mills, a Fortune 500 company, located in Greensboro, North Carolina from 1995 to 1996. Prior to Guilford Mills, he worked at Fiberweb, located in Simpsonville, South Carolina (formerly James River Nonwovens Division) from 1987 to 1995. He was the Business Unit Controller for their international Hygiene business which represented 89% of the company with operations reporting to him in the United States, Europe, South America, and Asia. Before transferring to Greenville, John worked as a Financial Projects Consultant integrating acquisitions for James River Corporation, a Fortune 100 firm. While there he won their The Silver Key award given annually to the top ten employees in the company. He began his career at Sonoco Products Company a Fortune 300 firm located in Hartsville, South Carolina. He worked there from 1983 to 1986 going through their management training program and implementing their first computerized budget, scheduling, and costing systems. Education: Marquette University, Milwaukee, WI: B.S. in Business Administration 1982, MBA 1983.

Amy Roy-Haeger / Director and Treasurer

Amy has over thirty years' experience in the field of sales and marketing, primarily in the areas of finance, investments, and mortgage finance and computer science. After graduation with honors in Computer Science in 1984 from Florida Institute of Technology, Amy started working for IBM Corporation as a sales representative where she was awarded the One Hundred Percent Club every year and won the Top Golden Circle Award before leaving in 1989. Ms. Roy-Haeger also obtained her MBA from University of Miami in 1987 while working at IBM Corporation.

Ms. Roy-Haeger then helped found and develop a computer sales and consulting company taking a start up to $20 million in sales. She then went into the computer sales and leasing business for several major companies from 1989 to 1993, when she then changed careers. She entered the financial services industry in 1993, where she recruited and trained over 100 agents in the financial services industry. She received many awards for top recruiting, production, and agency building. Amy became the CEO of La Renaissance des Groupement Financiers, Inc. In the past, Ms. Roy-Haeger has concentrated her time and efforts on providing financial, retirement and estate planning advice for individual clients, allied financial institutions, and corporations as well.

Ms. Roy-Haeger has been a frequent speaker from 1990 to 2009 educating corporations as well as individuals through seminar based applications on how to better understand the very complex and ever changing world of investing. These seminars focused on the relationship between taxation, asset protection and investment strategies. Since 2009, Ms. Roy-Haeger has worked in the structured finance industry for high net worth clients, private equity, and international project development as a senior Vice President with World Venture Capital, Inc. Amy has also expanded into the commodities business overseeing the trading department of Trinergy Corporation, an energy subsidiary of World Venture Capital, Inc.

Ms. Roy-Haeger coordinates the relationships between clients, business alliance partners and product providers within World Venture Capital, Inc. and Trinergy. The focus is on green energy technologies, commodities, and humanitarian projects. Amy has held licenses in the past for securities and mortgages and currently holds a life and health insurance license for estate planning.

Mark Rynearson / Director and Secretary

Mark has a diverse forty year manufacturing background in multiple industries for multiple types of companies from privately held, publicly held, private equity, small and large with years of management experience with tier one automotive suppliers providing a clear perspective of a quality driven fast paced environment. With a solid foundation in multi plant operations leadership driving out cost using modern lean and Six Sigma methodology, Mark has launched multiple complex new products in a very detailed and structured approach.

With Mark's keen ability to change company cultures by building a highly motivated and skilled management team that is focused on a continuous improvement process (CIP), he has lead and played a significant role in acquisitions, mergers, start ups, decommissioning, relocations / consolidations of plants or parts of plants some of the product lines were relocated to foreign countries, Mark currently owns his own consulting business R and R Consulting LLC out of Fort Smith, Arkansas and his current assignment is working with a fortune 500 company (Leggett and Platt) analyzing manufacturing processes and implementing cost reductions activities using lean methodologies. Prior to that he was the CEO for McCourt Manufacturing in Fort Smith, Arkansas from 2009 to 2011. Before that he owned his consulting business Manufacturing Integrated Resources LLC in Richmond, Virginia from 2008 to 2009. He partnered with Burns Consulting to industrialize and market approximately $50mm of products to fill underutilized plant capacities and expanding market penetration with patentable products.

Prior to that Mark was Vice President Manufacturing for Gehrig-United, Richmond, Virginia from 2006 to 2008. In 2007 he was promoted to Senior Vice President to prepare the company for a buyout, implement long term alliances with strategic suppliers. Prior to Gehrig he worked as a consultant with Quality Vision, Charleston, South Carolina from 2005 to 2006 working with Bosch fuel injection systems division. Before working at Bosch, Mark was Vice President / General Manager for Behr America in Charleston, South Carolina, and was responsible for the plants in Canton, South Dakota and Charleston, Couth Carolina from 2000 to 2004. He served on the Executive Committee responsible for all business decisions of a $0.8 billion truck and automotive Tier 1 manufacturing company with full P and L responsibilities for two manufacturing sites. Prior to that he was Plant Manager for Valeo in Greensburg, Indiana from 1998 to 2000. Before that he was Plant Manager at Hayes Wheels in Sedalia, Missouri from 1996 to 1998. Prior to that he was Assistant Plant Manager (Industrial Engineer, Manufacturing Engineering Manager, Purchasing Manager, Quality Manager, and Operations Manager) for Babson Brothers in Galesville, Wisconsin from 1984 to 1996. Mark has also been a board member for the Association for Manufacturing Excellence. He was the Mayor of the City of Galesville, Wisconsin and has a BS in Industrial Technology from the University of Wisconsin, Platteville with additional MBA credits from Winona State University.

Jeremy N. Morgan / Director

Jeremy is an entrepreneurial business leader with expertise in human capital management, creation of training and development programs, business development, leadership, and operational process design. Experience includes development of subordinates aligned with critical business requirements, P&L responsibility, startup-company formation, human resources functions and sales growth.

He has more than twelve years' experience in sale and marketing with significant performance improvement with franchisee businesses. Jeremy led multiple sale teams to unprecedented sales growth for the industry and conducted all of the sales training and lead accounts receivable recovery efforts from 34% over 60 days to 5.55 over 60 days. He is currently working as Owner/Managing Partner for Veritas Placement Group since 2011 in Downingtown, Pennsylvania. Prior to that, Jeremy was area Vice President for Swisher International between 2007 and 2010 in Downingtown, Pennsylvania. Other experiences include Advanced Management Partner for Cintas Corporation in Aston, Pennsylvania between 2006 and 2007, District Sales Manager for ByTheZip.com Directory, Inc. between 2005 and 2006, Business Manager for The Franchise Company: College Pro Painters US Ltd between 1996 and 2005 in Exton, Pennsylvania, Senior General Manager Seattle, Washington and General Manager Buffalo, New York Franchise Owner-Morgan Painting DBA College Pro Painters of Lincoln, Nebraska. Jeremy has a BS degree in Business Administration from University of Nebraska in Lincoln, Nebraska from 1999.

Srinath Bramadesam / Director

Sri Bramadesam has over twenty years of experience operating several businesses in diverse industries including automotive manufacturing, healthcare and product development companies. Since 2007, Sri has been instrumental in establishing Autoline Industries US operations by facilitating the acquisitions of two troubled auto suppliers and is now responsible for its strategic growth and operations. Additionally, since 2004 he has been an operating member of the board at DEP - a product development company located in several centers globally.

Prior to DEP, from 2000 to 2004, Sri held several positions at Textron including Executive Director responsible for Engineering, Sales and Program Management and Operations Manager. During his 4 year tenure at Kautex, Sri was responsible for managing a $200M portfolio. Prior to Textron, Sri spent 10 years (1990 to 2000) at Ford Motor Company/Visteon Automotive Systems. During this time, Sri started as a Product Design Engineer responsible for Exterior Systems, and then transitioned into several roles including manufacturing engineering, launch of several car programs etc. Sri has invested in over five startup companies in the last four years in the areas of renewable energy, manufacturing, financial services and healthcare. Sri has a Bachelors of Science degree in mechanical engineering (1988) and in Industrial and Manufacturing engineering from the University of Toledo (1990). He also has an Executive Masters of Business Administration from The Ohio State University (2003).

Patrick Desmond Brunton / Director

Mr. Brunton has over 25 years of international banking experience. From 1985 to 2010, he worked at the Caribbean Development Bank (CDB) leaving the bank as the Vice President, Operations having overall responsibility for the Bank's lending, technical assistance and economic and sector work. Mr. Brunton oversaw an increase in the Bank's lending and technical assistance portfolio by close to US$ 1 billion in 5 years and served as Chairman of the bank's Loans Committee. Mr. Brunton provided leadership in the implementation of structured finance products in; Energy, Infrastructure, Tourism and Agribusiness. He is currently on the Board of Directors of Corporacion Interamericana para al Financiamento de Infrastructura, SA (CIFI): a private/multilateral bank non-bank financial intermediary established to finance private sector "medium sized" infrastructure investments in Latin America and the Caribbean.

Mr. Brunton has also coordinated collaboration with the European Investment Bank, the Inter-American Development Bank, the World Bank and United Nations Agencies, such as UNDP, UNECLAC, and FAO. Mr. Brunton has a Diploma in Finance, University of Wales in Bangor, an M.Sc. in Agricultural Development Economics, Australian National University, a Diploma in Management Studies, University of the West Indies, and a B.Sc. Agriculture, University of the West Indies.

Matthew Dekutoski / Director

Matthew has over twenty one years of banking experience; since 2007 Matt has held the position of National Regional Vice President of Crestmark Bank, an FDIC bank providing asset based lending solutions for small to medium sized businesses nationally. Matthew specializes in capital structure analysis, implementation and/or negotiation specific to senior lenders, secured and unsecured creditors to a successful recapitalization of various types of businesses. Prior to his affiliation with Crestmark Bank, Matthew served in corporate officer positions with numerous national banking institutions. 2005 to 2007 with Bayview Financial / Sr. Loan Officer; 2004 to 2005 with Key Bank / Vice President; 2003 to 2004 with Standard Federal Bank / Assistant Vice President; 2002 to 2003 with Capital Access / Senior Vice President; 1997 to 2002 with Private Business Inc. / Business Development Manager; 1995 to 1997 with BENEFITS+PPA / Benefits Consultant Specialist; 1990 to 1995 with COMERICA / Branch Manager. Matthew received his Bachelor of Liberal Arts from Albion College in 1990, and his Masters of Business Administration from Wayne State University in Detroit, Michigan in 2008. Matthew became a Certified Field Examiner through the Commercial Factors Association in 2009.

There are no family relationships between our officers and directors. Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2011 through and May 20, 2012 for our principal executive officers, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to four additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at March 31, 2011.

None

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding from inception October 21, 2011 through March 31, 2012:

None

Compensation of Directors

The Company and the directors on the Board of Directors executed Advisory Board Consulting and Compensation Agreements (the "Advisor Agreements") effective May 15, 2012 setting forth, among other things, acceptance by the individual directors of their respective appointments, terms and conditions of service, and compensation.

In general, the Advisor Agreements set term, compensation and duties of each director of the Board of Directors. Each director agreed to devote to the Company such time as necessary for the effective conduct of his duties. Each director is permitted to engage in outside business and other interests that do not conflict with such duties. Each director is not required to provide services to the Company in excess of ten hours per month. Should a director, with advance approval, work more than 120 hours per calendar year, that director is to be paid an hourly rate agreed to by the Board and the director in a separate written agreement, which shall be merged with the particular Advisor Agreement and considered a fully integrated agreement.

The term for each director expires on May 15, 2015, unless subsequently modified by the Company and the director. The Company shall pay the director a fee of $50,000 per year during the term. The fee shall be payable at the same time, in the same manner, and following the same procedures as apply to directors' fees paid to non-employee directors of the Company. All such payments shall be subject to deduction and withholding (if any) authorized or required by applicable law. Depending on the value provided by the director to the Company, which shall be memorialized in a duly executed Board resolution, the Company may elect to compensate the director shares of common stock of the Company annually during the term pursuant to the Company's 2012 Stock-Based Incentive Plan. The director may choose to receive such awards in the form of Company common stock, deferred Company stock equivalents or options to purchase Company common stock. Awards in the form of stock options shall be at a ratio of four (4) stock option shares to one (1) share of Company common stock that may otherwise be awarded under the Advisor Agreement. Compensation awarded pursuant to this arrangement is to be made at the same time, in the same manner, and following the same procedures as apply to equity awards made to non-employee directors of the Company.

The Company shall reimburse each director all reasonable out-of-pocket expenses related to travel and miscellaneous expenses incurred in carrying out his/her duties under this Agreement. Reimbursement shall only be made against an itemized list of such expenditures signed by the director in such form as required by the Company and consistent with the Company's policy.

In the event of a director's death or total disability (defined as the director's inability to perform his/her duties under the Advisor Agreement for three consecutive fiscal quarters), the Advisor Agreement would terminate on the date of such death or disability; provided that, such termination would not relieve the Company of its obligations to make the payments described above accrued through the date of such termination.

The Company may terminate the Advisor Agreement for "Cause" at any time and without notice. The Company shall have "Cause" to terminate the Advisor Agreement if (a) the director breaches any provision of the Advisor Agreement or (b) the director engages in conduct which is intentionally injurious to the Company as determined by the Board. If the director is terminated by the Company for Cause or if the director voluntarily terminates his/her services prior to the end of the term (other than due to the Advisor's death or disability), Advisor shall be paid only the fee accrued through the date of such termination and the director will forfeit all right to receive any other payments from the Company, unless previously earned but unpaid and any other compensation to which he/she would otherwise be entitled.

If the director is terminated by the Company other than for Cause prior to the end of the term, the director shall be entitled to payment of the total amount of the fee, which would have been paid hereunder for the balance of the Term if his services were not so terminated by the Company (less any amount of the fee already paid).

Each director has agreed to confidentiality provisions, and the Company has agreed to indemnify each director and obtain errors and omissions insurance at the Company's cost that the Board of Directors deems to be reasonable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

See disclosures set forth in Item 1.01.

Director Independence

The Company has no "independent" directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of the Registrant's Common Equity

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On October 21, 2011, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00. The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On May 3, 2012, World Venture Group, Inc. ("Purchaser") agreed to acquire 23,350,000 shares of the Company's common stock par value $0.0001 for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company's common stock par value $0.0001 for cancellation. Following these transactions, World Venture Group, Inc., owned 94% of the Company's 24,850,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares. Simultaneously to the purchase, the Board appointed and elected P. Desmond Brunton as President, Chief Executive Officer, Secretary, Treasurer and Director of the Company. The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares. Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. Concurrent with the sale of the shares, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to "PyroTec, Inc."

On May 15, 2012 the Company executed Founder Agreements, the Company accepted Subscription Agreements from those individuals who executed the Founder Agreements resulting in the Company issuing the following shares of common stock per shareholder: John Burns (1,170,000), Thomas Sykes (810,000), Mark Rynearson (540,000), Walter Hahne (300,000), Edward Tiencken (90,000) and Glen Mueller (90,000). The purchasers under the Subscription Agreements used their respective working capital in acquiring their respective shares of common stock, and none borrowed funds to acquire their respective shares of common stock. As a result of the Company accepting the aforementioned subscriptions, the total common stock issued and outstanding is 27,850,000. Each Subscriber subscribed for and agreed to purchase the number of shares of common stock of the Company, par value $0.0001 per share, specified in accordance with and subject to the terms, provisions and conditions set forth in the Subscription Agreements. The Subscriber agreed to pay to the Company $0.0001 per share, for a total purchase price equal to the amount of shares conveyed, above, multiplied by $0.0001.

As set forth above, the restricted stock subject to the Stock Exchange Agreement with Green Ecology is not represented herein due to the fact that the stock has not been issued as of the date of the Form 8-K dated June 5, 2012. The Company will file the necessary Form 8-K upon issuance.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board. As of May 29, 2011, there were 27,850,000 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefore, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

  Restricting dividends on the common stock;
  Diluting the voting power of the common stock;
  Impairing the liquidation rights of the common stock; or
  Delaying or preventing a change in control without further action by the stockholders.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

Financial Statements (Audited) for the period from inception October 21, 2011 through November 7, 2011 and unaudited to period ended March 31, 2012 (audited and unaudited Peter Messineo, CPA) were attached to the Form 8-K dated June 5, 2012 as Exhibit 99.1.

(b) Exhibits

10.01 Board of Directors Resolutions dated July 1, 2012

10.02 Mutual Release Agreement between PyroTec and Resource Recycling dated July 3, 2012

10.03 Board of Directors Resolution dated July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PYROTEC, INC

By: /s/ John Burns
Name: John Burns
Title: Chief Executive Officer

Dated: August 5, 2012